UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below perExchange Act Rules 14c-5(g) and 0-11.

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT	APRIL 20, 2023

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Multi-Manager High Yield Opportunity Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the termination of Neuberger Berman Investment Advisers LLC as a sub-adviser to the Fund, effective on February 23, 2023, and the appointment of BlackRock Investment Management, LLC to sub-advise a portion of the Fund, effective on February 24, 2023. The Board made this decision based upon Northern Trust Investments, Inc.’s recommendation that BlackRock Investment Management, LLC would better complement the Fund’s other sub-advisers to help the Fund increase alpha potential, while improving efficiency and maintaining the current liquidity profile.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interest of the Fund and its shareholders and assure you that we will continue to closely monitor the Fund’s sub-advisers. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER HIGH YIELD OPPORTUNITY FUND

This Information Statement is being provided to the shareholders of the Multi-Manager High Yield Opportunity Fund (the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until July 20, 2023. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on March 31, 2023, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about April 21, 2023.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of the Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated portfolio management responsibilities for the Fund to sub-advisers pursuant to sub-advisory agreements with each sub-adviser. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objective and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Multi-Manager High Yield	0.83%	First $1.5 Billion
Opportunity Fund	0.805%	Next $1 Billion
	0.781%	Over $2.5 Billion

BlackRock Investment Management, LLC (“BIM”) and the BIM Agreement

THE BIM AGREEMENT. At a meeting of the Board held on November 17, 2022 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “BIM Agreement”) between NTI and BIM, with respect to the Fund. Under the BIM Agreement, BIM began managing a portion of the Fund’s assets effective on February 24, 2023.

From July 2011 until February 23, 2023, Neuberger Berman Investment Advisers LLC (“NBIA”), managed a portion of the Fund’s assets pursuant to a sub-advisory agreement between NTI and NBIA (formerly known as Neuberger Berman Fixed Income LLC), dated July 1, 2011 (the “NBIA Agreement”). The NBIA Agreement was terminated by the Board after consideration of the recommendation of NTI. NTI recommended that the Board approve the BIM Agreement to replace NBIA as a sub-adviser based on its evaluation of BIM’s investment advisory operations and capabilities, among other factors, and the potential for BIM to help the Fund increase alpha potential, while improving efficiency and maintaining the current liquidity profile.

The BIM Agreement provides that BIM shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Fund’s assets that NTI may allocate to BIM. The BIM Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, BIM shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, BIM shall attempt to obtain the best net price and execution. Generally, in assessing the best overall terms available for any transaction, BIM shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and

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APRIL 20, 2023

the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, BIM may also consider the brokerage and research services provided to the Fund and/or other accounts over which BIM or an affiliate exercises investment discretion.

The BIM Agreement provides that BIM, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other fiduciary or agency accounts managed by BIM in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, BIM will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts. The BIM Agreement permits BIM, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of BIM’s opinion of the reliability and quality of the broker or dealer.

The BIM Agreement provides that BIM shall not be liable for any loss arising out of any portfolio investment or disposition thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The BIM Agreement also provides that NTI will indemnify BIM against certain liabilities and expenses, except that BIM shall not be indemnified for any liability or expenses that result from BIM’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of BIM’s reckless disregard of its duties under the BIM Agreement or violation of applicable law.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the BIM Agreement without penalty at any time. NTI may terminate the BIM Agreement immediately upon notice to BIM. The BIM Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The BIM Agreement also may be terminated by BIM upon 60 days’ written notice to NTI and the Trust.

The material terms of the BIM Agreement are substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the Fund, except for the sub-advisory fees. The addition of BIM to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by its shareholders, because the fees paid by NTI to the Fund’s sub-advisers are deducted from the fees paid by the Fund to NTI.

INFORMATION ABOUT BIM. BIM is a limited liability company organized under the laws of the state of Delaware and its principal office is located at 1 University Square Drive, Princeton, NJ 08540. BIM is a wholly owned subsidiary of BlackRock Inc. which was founded in 1988. As of December 31, 2022, BlackRock Inc. had approximately $8.6 trillion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director/member of BIM. The address of each individual is c/o BIM at the address noted above.

NAME	PRINCIPAL OCCUPATION

Laurence Fink	Chief Executive Officer

Robert Kapito	President

Christopher J. Meade	General Counsel, Chief Legal Officer, Senior Managing Director

Robert Goldstein	Chief Operating Officer and Senior Managing Director

Martin Small	Chief Financial Officer and Senior Managing Director

Charles Park	Chief Compliance Officer

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. BIM does not act as investment adviser or sub-adviser to any other SEC-registered investment companies that have similar investment objectives as the Fund.

Approval of BIM Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE BIM AGREEMENT. At the Meeting, the Trustees, including the Independent Trustees, reviewed and discussed information and written materials from NTI about BIM, including: (i) the nature, extent, and quality of the investment advisory services to be provided by BIM and the experience and qualifications of the personnel proposed to provide such services; (ii) BIM’s financial condition, history of operations and organizational structure; (iii) BIM’s brokerage and soft dollar practices; (iv) BIM’s proposed investment strategy and investment process for the Fund and style of investing; (v) composite performance for BIM’s proposed strategy for the Fund and hypothetical Fund performance based on simulated portfolio characteristics with BIM as a sub-adviser to the Fund; (vi) information with respect to BIM’s compliance policies and procedures, including BIM’s code of ethics and cybersecurity program, and the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of BIM’s compliance policies and procedures; (vii) material litigation, investigations, proceedings or actions by securities regulators involving BIM (if any); (viii) any potential conflicts of interest in managing the Fund, including BIM’s financial or business relationships with

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NTI and its affiliates, if any; and (ix) the proposed terms of the BIM Agreement. The Trustees also considered NTI’s discussion of the reasons that NTI was proposing BIM be added as a sub-adviser to the Fund, including reasons NTI believes that BIM may contribute to the performance of the Fund. The Trustees also discussed the proposed allocation of assets among BIM and the other sub-advisers to the Fund.

In evaluating the BIM Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the information and performance evaluations provided by NTI with respect to BIM.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to BIM’s operations, qualifications, performance and experience in managing the type of strategy for which BIM was proposed to be engaged in connection with the Fund. The Trustees also considered NTI’s evaluation of BIM’s potential to contribute to the Fund’s returns. The Trustees also reviewed the CCO’s evaluation of BIM’s compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. The Trustees concluded that BIM was able to provide quality services to the Fund.

Fees, Expenses and Performance

The Trustees considered that BIM’s sub-advisory fees would be paid by NTI out of NTI’s management fees and not by the Fund. The Trustees also believed, based on NTI’s representations, that the BIM Agreement had been negotiated at arm’s-length between NTI and BIM. The Trustees considered BIM’s proposed fee, including in relation to the other sub-advisers to the Fund. The Trustees also compared BIM’s fees to its standard fee schedule for accounts in the strategy. Finally, the Trustees considered NTI’s representations that the fees to be paid to BIM were reasonable in light of the anticipated quality of the services to be performed by BIM.

The Trustees considered the expected impact on profitability to NTI of the Fund before and after the proposed sub-adviser changes presented at the Meeting (including as a result of any re-allocation of managed assets among the remaining sub-advisers). These comparisons showed that NTI’s profitability would slightly increase at current asset levels after such changes. The Trustees did not consider BIM’s projected profitability because NTI would be paying BIM out of the management fee that NTI received from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated BIM’s composite performance for BIM’s proposed strategy for the Fund, and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of BIM over various time periods if BIM had been a sub-adviser to the Fund along with the other sub-advisers to the Fund. The Trustees also considered BIM’s performance record in the strategy for which it was being engaged against other relevant performance benchmarks. The Trustees considered BIM’s proposed positioning and exposures for the sleeve proposed to be managed by it. The Trustees further considered how BIM’s investment style compares with those of the Fund’s other sub-advisers, and how BIM’s investment style is expected to perform in various market environments.

Based upon the information provided, the Trustees concluded that the compensation payable by NTI to BIM under the BIM Agreement is fair and reasonable in light of the services to be provided.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. The Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying BIM out of its management fee. Accordingly, the Trustees concluded that the proposed fee arrangement with BIM would be appropriate.

Fall Out and Other Benefits

The Trustees considered other potential benefits to be derived by BIM and NTI as a result of BIM’s relationship with the Fund. For example, the Trustees noted that BIM may obtain reputational benefits from the success of the Fund. The Trustees also considered the other relationships that BIM had with NTI or its affiliates, including those where affiliates of NTI act as service provider to BIM or its affiliates. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the BIM Agreement.

Conclusion

The Trustees reviewed with independent legal counsel to the Independent Trustees the legal standards applicable to their consideration of the BIM Agreement.

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APRIL 20, 2023

Based on the Trustees’ review and deliberations, which included consideration of each of the factors referenced above, and the information, evaluations and representations by NTI, the Trustees, including the Independent Trustees, concluded that the proposed fee to be paid to BIM was fair and reasonable in light of the services to be provided by BIM and the Trustees unanimously approved the BIM Agreement.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2022, the Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Fund’s sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Multi-Manager High Yield Opportunity Fund	$1,281,457	0.74%	$622,968	0.36%
*

For the period April 1, 2022 through September 30, 2022, the management fees paid to NTI by the Fund was $679,087 or 0.74% of the Fund’s average daily net assets; the sub-advisory fees paid to sub-advisers by NTI was $330,915 or 0.36% of the Fund’s average daily net assets.

Brokerage commissions may be paid to Northern Trust Securities, Inc. and/or Northern Trust Securities LLP, each an affiliated person of NTI, which generally charge lower commission rates. The following table sets forth certain information regarding commissions paid by the Fund to Northern Trust Securities, Inc. for the fiscal year ended March 31, 2023:

FUND	TOTAL DOLLAR AMOUNT OF COMMISSIONS PAID TO AFFILIATED PERSON	% OF TOTAL COMMISSIONS PAID TO AFFILIATED PERSON	% OF TOTAL DOLLAR AMOUNT OF TRANSACTIONS INVOLVING PAYMENT OF COMMISSIONS EFFECTED THROUGH AFFILIATED PERSON

Multi-Manager High Yield Opportunity Fund	$0	0.00%	0.00%

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual report for the period ended March 31, 2022, and semi-annual report for the period ended September 30, 2022, to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Fund’s annual report, semi-annual report, and other documents are also available on the Fund’s website: northerntrust.com/funds.

SHARE OWNERSHIP INFORMATION. As of March 31, 2023, the record date for shareholders receiving this Information Statement, the Fund had 26,162,894 shares outstanding.

As of March 31, 2023, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of March 31, 2023, the names and share ownership of the entities or individuals (whose mailing address, unless otherwise indicated, is c/o The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, 60603) that, to the knowledge of the Trust’s management, held of record or beneficially owned more than 5% of the outstanding shares of the Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Multi-Manager High Yield Opportunity Fund	Hubbell Incorporated Master Pension	2,880,704.440	11.01%

Multi-Manager High Yield Opportunity Fund	Shekels Group Investment LLC	2,273,879.266	8.69%

Multi-Manager High Yield Opportunity Fund	Bind LLC LMA	1,397,513.270	5.34%

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT

As of March 31, 2023, to the knowledge of the Trust’s management, no other entities or individuals held of record or beneficially owned more than 5% the outstanding shares of the Fund.

As of March 31, 2023, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM Infor St MHYO	(4/23)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement relating to the Multi-Manager High Yield Opportunity Fund (the “Fund”), a series of Northern Funds (the “Trust”). The Information Statement contains important information and is available to you on the internet at https://www.northerntrust.com/informationstatements. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Trust approved the appointment of BlackRock Investment Management, LLC to sub-advise a portion of the Fund’s assets, effective on February 24, 2023.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Fund’s investment adviser to enter into a sub-advisory agreement and materially amend an existing sub-advisory agreement, upon the approval of the Trust’s Board, without obtaining shareholder approval. The Order requires that an information statement be sent to shareholders of the Fund that provides information regarding the new sub-adviser and sub-advisory agreement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about April 21, 2023 to shareholders of record of the Fund as of March 31, 2023. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until July 20, 2023. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank will send to your household only one copy of this Notice of Internet Availability of Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund undertakes to deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. If you would like to receive a separate copy of future notices of internet availability of information statements, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. If you are currently receiving multiple copies of annual reports, information statements, or notices of internet availability of information statements, and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE MHYO (4/23)